This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

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(1)

that these materials contain confidential information; or

(2)

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(3)

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Negative Amortization Pool Conforming; NO BALLOONS

Summary	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1 Year MTA	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74

As of Date: 2007-03-01

Total Balance:     $1,133,371,624

Avg Loan Balance:     $279,983

WA Gross Rate: 5.350%

WA Net Rate: 4.950%

WA Gross Margin: 3.477%

WA Net Margin: 3.076%

WA Gross Max Rate: 10.027%

WA Net Max Rate: 9.627%

WA Rem Term: 394

WA Months to Roll:     1

WA FICO: 695

WA LTV: 76.37%

10%: 0.00%

Cal %: 47.63%

% LTV gt 80 and No MI: 0%

Amortization Type	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Negative Amortizing	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Prepay Penalty Term	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc

No Prepay		494	138,288,227	12.20	5.351	3.416	713	75.28	78.52	9.04
1 yr Prepay		983	275,119,870	24.27	5.106	3.494	702	76.53	81.15	7.26
2 yr Prepay		52	14,082,142	1.24	6.602	3.401	695	74.66	79.05	1.87
3 yr Prepay		2,519	705,881,386	62.28	5.420	3.483	688	76.56	80.71	7.79
Total:		4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
% with Prepay:	87.80

NZWA Prepay Term: 29 % Soft Prepay*: 0.63 % Hybrid*: 0.00
*As a % of loans with penalties.

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Loan Originators	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Countrywide Home Loans	2,056	558,144,497	49.25	4.870	3.432	707	76.33	80.71	10.66
Indymac	1,992	575,227,126	50.75	5.816	3.520	683	76.41	80.35	4.91
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Current Principal Balance	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
$50,000.00 or less	5	155,756	0.01	7.093	3.479	749	87.36	87.36	26.44
$50,000.01 - $100,000.00	107	8,864,877	0.78	5.501	3.422	711	73.75	79.23	24.25
$100,000.01 - $150,000.00	253	33,237,379	2.93	4.736	3.456	707	72.85	77.46	14.30
$150,000.01 - $200,000.00	573	101,661,907	8.97	5.190	3.474	696	75.52	80.08	13.74
$200,000.01 - $250,000.00	661	149,503,197	13.19	5.507	3.523	695	76.02	79.85	13.05
$250,000.01 - $300,000.00	742	205,940,531	18.17	5.369	3.479	693	76.41	79.85	5.47
$300,000.01 - $417,000.00	1,538	548,903,733	48.43	5.470	3.468	692	77.04	81.61	6.23
$417,000.01 - $600,000.00	150	72,930,350	6.43	4.919	3.446	706	75.47	78.03	2.57
$600,000.01 - $800,000.00	19	12,173,895	1.07	3.182	3.569	727	73.88	79.29	0.00
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
Minimum: $22,590.00
Maximum: $698,991.99
Average: $279,983.11

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Original Gross Rate	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc

0.501%	- 1.000%	1,213	353,829,000	31.22	5.906	3.466	688	75.00	78.71	5.04
1.001%	- 1.500%	968	270,700,541	23.88	4.002	3.338	702	74.19	79.21	6.77
1.501%	- 2.000%	664	189,994,543	16.76	4.434	3.574	697	76.97	81.64	9.69
2.001%	- 2.500%	326	82,773,397	7.30	4.685	3.506	682	79.89	83.12	15.25
2.501%	- 3.000%	205	50,724,384	4.48	4.904	3.613	688	79.54	82.15	8.46
3.001%	- 3.500%	95	26,304,440	2.32	5.188	3.616	690	85.40	87.47	14.34
3.501%	- 4.000%	53	12,853,004	1.13	5.916	4.075	691	87.15	87.46	14.06
4.001%	- 4.500%	21	5,252,008	0.46	7.342	4.399	703	91.49	91.49	36.78
4.501%	- 5.000%	15	4,020,221	0.35	5.801	4.418	695	92.22	92.22	13.39
6.501%	- 7.000%	5	1,324,000	0.12	6.875	2.029	693	64.99	75.47	0.00

7.001% or more	483	135,596,085	11.96	8.324	3.442	708	76.41	81.42	6.03
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
Minimum: 0.990% Maximum: 9.750% Weighted Average: 2.409%

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Current Gross Rate	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc

0.501%	- 1.000%	425	123,829,808	10.93	1.000	3.252	701	72.78	76.98	5.26
1.001%	- 1.500%	595	166,604,172	14.70	1.357	3.325	707	74.07	78.74	6.95
1.501%	- 2.000%	402	115,728,280	10.21	1.849	3.585	702	76.22	80.38	10.07
2.001%	- 2.500%	204	50,463,391	4.45	2.396	3.570	683	78.81	83.21	15.86
2.501%	- 3.000%	126	31,975,824	2.82	2.840	3.638	679	78.09	81.62	5.79
3.001%	- 3.500%	60	17,002,256	1.50	3.367	3.574	687	85.66	87.68	9.49
3.501%	- 4.000%	32	7,561,168	0.67	3.805	4.051	689	86.80	87.33	15.66
4.001%	- 4.500%	10	2,131,108	0.19	4.354	4.185	699	90.89	90.89	68.09
4.501%	- 5.000%	12	3,167,851	0.28	4.726	4.223	712	93.06	93.06	16.99
6.001%	- 6.500%	4	1,495,500	0.13	6.315	1.585	692	82.62	88.77	25.68
6.501%	- 7.000%	14	4,692,591	0.41	6.879	2.147	715	69.48	73.55	0.00

7.001% or more	2,164	608,719,675	53.71	8.438	3.526	691	76.98	81.13	7.06
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
Minimum: 0.990% Maximum: 9.990% Weighted Average: 5.350%

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Gross Margin	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
2.000% or less	15	5,296,651	0.47	3.463	1.603	714	77.91	79.64	12.23

2.001%	- 2.250%	22	7,202,521	0.64	6.330	2.154	726	72.99	77.22	2.44
2.251%	- 2.500%	69	18,582,285	1.64	4.064	2.399	720	73.33	76.41	3.41
2.501%	- 2.750%	136	38,938,297	3.44	4.455	2.654	710	75.26	79.25	14.83
2.751%	- 3.000%	337	94,969,051	8.38	4.408	2.909	712	76.20	79.86	10.09
3.001%	- 3.250%	504	138,469,104	12.22	5.092	3.152	706	75.88	79.46	8.46
3.251%	- 3.500%	999	282,313,729	24.91	5.056	3.418	694	75.97	80.15	6.63
3.501%	- 3.750%	1,008	283,243,745	24.99	5.154	3.622	691	76.08	80.99	8.14
3.751%	- 4.000%	728	196,646,640	17.35	6.588	3.925	680	76.24	80.73	6.35
4.001%	- 4.250%	121	35,346,972	3.12	6.202	4.115	678	79.77	83.52	7.13
4.251%	- 4.500%	59	17,769,306	1.57	6.431	4.387	703	84.70	86.26	7.44
4.501%	- 4.750%	30	8,701,901	0.77	7.858	4.629	705	86.94	87.51	8.90
4.751%	- 5.000%	15	4,449,673	0.39	7.159	4.835	692	85.74	85.74	7.39
5.001%	- 5.250%	2	499,320	0.04	2.750	5.175	691	90.00	90.00	0.00
5.251%	- 5.500%	2	775,068	0.07	9.950	5.300	631	88.99	88.99	0.00
6.751%	- 7.000%	1	167,362	0.01	9.990	6.950	729	80.00	80.00	0.00

Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
Minimum: 0.900% Maximum: 6.950% Weighted Average: 3.477%

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Remaining Months to maturity	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc

331	- 340	1	351,231	0.03	8.250	3.250	688	80.00	80.00	0.00
341	- 350	34	8,822,598	0.78	8.394	3.580	698	76.22	80.46	12.00
351	- 355	218	61,856,434	5.46	8.555	3.605	671	79.39	82.27	8.38
356	- 360	2,621	728,837,520	64.31	5.304	3.479	695	76.01	80.09	7.85

361 or more	1,174	333,503,842	29.43	4.773	3.444	699	76.59	81.15	7.27
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
Minimum: 339 Maximum: 480 Weighted Average: 394

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Seasoning	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
0 <=	1,623	439,976,064	38.82	4.042	3.420	706	75.75	80.25	10.21
1 - 6	2,281	653,485,159	57.66	6.037	3.507	688	76.65	80.71	5.98
7 - 12	125	34,172,788	3.02	8.562	3.604	678	79.18	80.74	9.53
13 - 18	16	4,519,118	0.40	8.301	3.600	693	75.35	81.34	9.84
19 - 24	3	1,218,495	0.11	8.250	3.250	699	76.44	76.44	0.00
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
Minimum: 0 Maximum: 21 Weighted Average: 2

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Months to Roll	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
1	3,620	1,023,508,945	90.31	5.481	3.470	694	76.48	80.57	7.09
2	337	85,021,128	7.50	4.666	3.480	699	76.04	81.13	9.31
3	75	21,367,470	1.89	2.283	3.713	714	72.64	76.20	33.24
4	16	3,474,080	0.31	2.544	3.759	738	75.66	78.82	3.63
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
Average AS OF: 2007-03-01 Minimum: 1 Maximum: 4 Weighted Average: 1

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Gross Lifetime Maximum Rate	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
8.501% - 9.000%	8	3,210,800	0.28	1.852	3.985	708	79.95	81.94	0.00
9.501% - 10.000%	3,855	1,076,252,113	94.96	5.280	3.460	695	76.27	80.48	8.02

10.001%	- 10.500%	17	4,607,575	0.41	4.777	3.372	690	76.58	81.14	27.49
10.501%	- 11.000%	37	10,678,172	0.94	3.077	3.748	705	77.86	80.31	0.00
11.001%	- 11.500%	24	6,862,624	0.61	6.778	4.187	678	87.64	87.64	0.00
11.501%	- 12.000%	103	30,491,158	2.69	8.671	3.766	685	76.85	80.80	0.00

12.001% or more	4	1,269,181	0.11	7.113	3.254	701	66.55	67.75	11.97
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
Minimum: 8.950% Maximum: 12.500% Weighted Average: 10.027%

Rate Adjustment Frequency	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74

Payment Adjustment Frequency	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
12	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74

Max Balance Amount		Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
110.00 115.00		564 3,484	165,138,254 968,233,370	14.57 85.43	7.186 5.037	3.683 3.441	678 698	76.09 76.42	79.29 80.74	5.22 8.17
Total:		4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
NZWA NGM AMT:	114.27

Periodic Payment Cap	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
7.500	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Original LTV	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
50.00% or less	125	29,602,391	2.61	4.089	3.423	713	41.07	43.65	0.81

50.01%	- 55.00%	49	13,226,520	1.17	5.353	3.264	730	53.03	54.65	6.30
55.01%	- 60.00%	109	31,077,274	2.74	4.814	3.354	689	57.84	60.00	8.04
60.01%	- 65.00%	155	42,505,336	3.75	4.022	3.315	695	63.15	65.34	4.46
65.01%	- 70.00%	480	127,492,442	11.25	5.103	3.450	701	69.15	75.88	4.48
70.01%	- 75.00%	453	128,298,923	11.32	5.569	3.499	676	74.00	77.00	2.77
75.01%	- 80.00%	2,239	645,104,495	56.92	5.404	3.474	695	79.67	84.64	8.43
80.01%	- 85.00%	53	13,953,239	1.23	6.076	3.561	679	83.83	83.83	12.37
85.01%	- 90.00%	264	69,796,022	6.16	5.929	3.665	694	89.28	89.28	13.35
90.01%	- 95.00%	121	32,314,980	2.85	6.248	3.570	711	94.48	94.48	23.33

Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
Minimum: 20.37 Maximum: 95.00 Weighted Average: 76.37

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Geographical Distribution (Top 5)	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
California	1,692	539,832,386	47.63	5.611	3.487	691	74.95	79.14	3.99
Florida	592	142,360,388	12.56	5.371	3.474	698	79.19	83.63	10.57
Arizona	223	51,211,059	4.52	5.357	3.444	696	78.06	81.49	9.79
Nevada	168	41,941,843	3.70	5.627	3.528	693	78.59	83.67	5.41
Virginia	131	38,273,339	3.38	6.063	3.559	685	78.22	82.48	7.17
Other	1,242	319,752,609	28.21	4.778	3.449	701	76.73	80.68	12.85
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
California loan breakdown	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Northern CA	446	138,078,522	12.18	5.221	3.433	695	75.04	79.24	2.18
Southern CA	1,246	401,753,865	35.45	5.745	3.505	689	74.92	79.11	4.61
State not in CA	2,356	593,539,237	52.37	5.113	3.467	698	77.66	81.79	11.15
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Top 10 Zip Codes	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
90805	13	6,411,556	0.57	4.728	3.558	721	74.69	77.54	0.00
92503	17	5,577,680	0.49	6.693	3.486	702	77.39	83.48	0.00
92335	17	5,538,308	0.49	5.528	3.736	683	76.87	80.13	0.00
90011	16	5,462,111	0.48	4.564	3.941	683	70.49	71.65	8.20
96797	13	5,325,229	0.47	3.933	3.210	728	78.94	79.86	0.00
92505	17	5,207,137	0.46	4.717	3.332	686	73.47	77.44	0.00
92392	16	4,697,567	0.41	4.380	3.373	681	76.87	84.25	12.84
92336	12	4,476,719	0.39	6.935	3.743	714	81.92	82.81	8.38
91744	12	4,217,750	0.37	5.318	3.541	655	73.82	75.70	0.00
92376	14	4,078,045	0.36	5.921	3.728	662	74.16	79.38	0.00
Other	3,901	1,082,379,521	95.50	5.356	3.473	695	76.40	80.59	7.97
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
FICO Scores	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
600 or less or not available	5	1,078,080	0.10	1.187	3.314	0	80.00	80.00	100.00

601	- 620	6	1,474,007	0.13	3.325	3.561	618	76.65	80.45	37.99
621	- 640	523	146,574,615	12.93	6.333	3.629	631	76.35	80.35	10.02
641	- 660	703	197,484,801	17.42	6.271	3.585	650	75.29	79.92	7.52
661	- 680	584	168,555,137	14.87	4.958	3.448	671	76.45	81.00	7.08
681	- 700	541	150,887,605	13.31	4.924	3.475	691	78.86	83.19	4.79
701	- 720	440	126,393,247	11.15	4.800	3.406	710	77.35	81.68	4.21
721	- 740	401	114,064,422	10.06	4.826	3.435	730	76.94	81.00	9.15
741	- 760	346	90,583,014	7.99	4.800	3.381	751	76.17	80.57	9.05

761 greater than or equal to	499	136,276,696	12.02	5.287	3.356	781	73.82	76.58	9.85
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
Minimum (not less than 400): 613 Maximum: 819 Weighted Average: 695

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Mortgage Properties	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Coop	1	140,000	0.01	2.500	3.175	626	63.64	63.64	0.00
Townhouse	11	2,803,030	0.25	5.268	3.555	710	79.83	86.17	5.75
Condominium	506	126,766,289	11.18	5.644	3.474	697	78.47	83.60	11.62
PUD	581	165,414,052	14.59	5.305	3.441	700	77.90	81.83	8.82
Single Family	2,620	722,879,584	63.78	5.359	3.468	692	76.17	80.23	7.69
Two- to Four Family	329	115,368,669	10.18	5.042	3.586	703	73.08	77.04	2.30
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Occupancy types	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Investor	652	157,303,934	13.88	5.685	3.574	718	72.00	77.78	7.56
Primary	3,179	919,114,244	81.10	5.330	3.473	690	77.12	80.97	7.51
Secondary	217	56,953,446	5.03	4.755	3.272	714	76.42	80.89	11.98
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Loan Purpose	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Purchase	870	228,290,649	20.14	5.268	3.399	713	80.33	86.68	8.44
Cash Out Refinance	2,024	577,613,802	50.96	5.411	3.504	693	74.34	76.63	7.56
Rate/Term Refinance	1,154	327,467,173	28.89	5.301	3.483	685	77.20	83.12	7.57
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Document Type	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Full	373	87,725,592	7.74	5.078	3.417	697	79.72	82.41	100.00
Limited	6	1,115,088	0.10	8.151	3.282	682	73.95	73.95	0.00
No Doc	488	144,855,990	12.78	5.261	3.540	685	74.75	76.74	0.00
No Ratio	216	66,539,844	5.87	7.699	3.722	689	76.97	80.88	0.00
Reduced	2,662	753,799,712	66.51	5.234	3.448	696	76.30	81.37	0.00
Stated Doc	303	79,335,399	7.00	4.909	3.497	706	75.84	77.19	0.00
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
Recast Period	of Loans	Principal Balance	Principal Balance	Gross Coupon	Gross Margin	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
60	2,662	761,837,308	67.22	5.482	3.503	689	76.41	80.27	8.16
120	1,386	371,534,315	32.78	5.081	3.422	706	76.30	81.05	6.89
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74

First Payment Adjustment (months)	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
12	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74

Origination Channel	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Bulk Origination	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74

Teaser Period	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1 3	3,894 154	1,092,426,860 40,944,763	96.39 3.61	5.415 3.629	3.467 3.722	694 721	76.54 71.89	80.73 75.21	7.32 19.06
Total:	4,048	1,133,371,624	100.00	5.350	3.477	695	76.37	80.53	7.74